Exhibit 10 (FF)
SECOND AMENDMENT TO THE
EXECUTIVE INCENTIVE BONUS COMPENSATION PLAN OF
CARPENTER TECHNOLOGY CORPORATION EFFECTIVE AS OF JULY 1, 2021

    THIS SECOND AMENDMENT is made on this 8th day of April, 2024, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

    The Company maintains the Executive Incentive Bonus Compensation Plan of Carpenter Technology Corporation (the “Plan”), which was last amended and restated effective as of July 1, 2021 and amended one time since that date, for the benefit of certain of the Company’s officers and key employees. The Company reserved the right to amend the Plan pursuant to Section VII thereof. The Company now wishes to amend the Plan to provide that clawback policies of the Company and its subsidiaries may apply to compensation earned under the Plan.

AMENDMENT

NOW, THEREFORE, effective as of April 8, 2024, the Company does hereby amend the Plan by adding the following sentence to the end of the existing Section IV:

“Notwithstanding any other provision herein, Executive Incentive Compensation earned hereunder is subject to any applicable compensation, clawback, recoupment or similar policies of the Company or a subsidiary of the Company in effect from time to time, whether adopted before or after the date such Executive Incentive Compensation is paid and such other clawback rules as may be required by applicable law.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION

                    By:
Rachelle H. Thompson,
Vice President, Chief Human Resources Officer